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                                                                   Exhibit 10.17


                           PURCHASE AND SALE AGREEMENT


        THIS AGREEMENT is made and entered into effective the 30th day of July, 2004, by and between AQUATIC CELLULOSE INTERNATIONAL CORPORATION, a Nevada corporation, with offices at 2504-43rd Street Suite 5, Vernon, B.C. Canada, V1T 6L1, herein referred to as "Aquatic" and TITAN CONSOLIDATED INC. a Nevada corporation, maintaining offices at The Petroleum Center, Suite E-104, 900 NE Loop 410, San Antonio, TX 78209, USA, herein referred to as "Titan" and,

WHEREAS, Aquatic is the owner of certain Oil and Gas Leases, referred to as the "Subject Property", which is more particularly described on Exhibits "A" attached hereto, which are located in Jim Hogg County, Texas; and

WHEREAS, Titan desires to option a certain portion of Aquatic's rights, titles and interest in and to the said Oil and Gas Lease, subject to the terms, conditions, reservations and limitations provided hereafter,

NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and Agreements herein contained, during the initial term of this Agreement and during any renewal or extension of the term of this Agreement, it is hereby agreed by and between the parties hereto as follows:

THE PRADO FIELD LEASE. Subject to and in accordance with the terms and conditions of this Agreement, Aquatic agrees to sell, convey, assign, transfer and deliver to Titan and Titan agrees to purchase from Aquatic as of the Effective Date of October 1, 2004, forty percent (40%) working interest and twenty percent (20%) net revenue interest of Aquatic's right, title and interest, in and to the following (the "Prado Field lease"):

        A. Within fifteen (15) days after the receipt from Titan of the timely cash payment provided for below, Aquatic shall execute and deliver to Titan an assignment for its forty percent (40%) ownership percentage, in and to the Oil and Gas lease.

        B. Said assignment shall be effective as of the "Effective Date" and shall be subject to the following terms, conditions, reservations and limitations:

                1. The above mentioned assignment shall be made without warranty of any kind, express or implied, except that Aquatic shall warrant title to the oil and gas leases by, through and under itself, but not otherwise.


                2. Said assignment shall be made subject to the terms, covenants and conditions of the following:

                        a.      The oil and gas leases; and


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                        b.      This Agreement; and


                        c. That certain unrecorded Operating Agreement, to be executed by and between the parties, (copy attached hereto as Exhibit "B"), when this Agreement is executed.

                        d. The interest assigned shall be subject to its proportionate share of all royalties, overriding royalties, production payments and other leasehold burdens created, reserved, excepted or assigned in any of the instruments referred to in paragraph 2 hereinabove.

        C. CASH PAYMENT. As full consideration hereunder, Titan shall pay unto Aquatic the total amount of $500,000 due and payable upon signing of this agreement.

        D. PAYMENT OF CASH CONSIDERATION. Payable by Titan to Aquatic as follows:

                a. Ten Thousand Dollars ($10,000.00) in the form of a wire transfer was paid to Aquatic as a partial earnest money deposit. Receipt of this partial deposit is acknowledged by:

                                                           Aquatic:   /S/ SW
                                                                  --------------
                                                           Titan:    /S/KJ
                                                                 ---------------

                b. Forty Thousand Dollars ($40,000.00) in the form of a wire transfer shall be paid to Aquatic as the balance of an earnest money deposit no later than September 15th 2004. Receipt of this partial deposit is acknowledged by:


                                                           Aquatic:
                                                                  --------------
                                                           Titan:
                                                                 ---------------

                c. The balance of the purchase price of Four Hundred Fifty Thousand Dollars ($450,000.00) is due upon signing of this agreement and payable from Titan to Aquatic in the form of a bank cashier's check or wire transfer no later than the "Closing Date" of November 15th 2004.

        E. CLOSING. The sale and purchase of the Property pursuant to this Agreement (the "Closing") shall be consummated and take place at the offices of Aquatic after on or before November 15th, 2004 (the "Closing Date"), or at such place and time as may be mutually agreed upon in writing by the Parties.

                (a) Titan shall deliver to Aquatic at or before the Closing the remaining amount of the Purchase Price in certified funds or by wire transfer pursuant to Aquatic's written instructions in accordance with C. AND D. above; and such other instruments or documents as Buyer may reasonably request of Seller to consummate the transaction contemplated herein.

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                (b)     Seller shall deliver to Buyer at the Closing an original
                        executed Assignment, in the form requested by Buyer and such other instruments or documents as Seller may reasonably request of Buyer to consummate the transaction contemplated herein.

                (c) EFFECTIVE DATE. The conveyance from Aquatic shall be effective as of November 15, 2004, at 7:00 a.m. Pacific Standard Time ("Effective Date").

        F.      EFFECT OF FAILURE TO PERFORM BY TITAN:

Should Titan fail to comply with the above specified commitment to make the required cash payment to Aquatic within the time guidelines noted above, then Titan shall be deemed to be in default under this Agreement, and any of Titan's rights (earned or to be earned) hereunder and under the Operating Agreement shall ipso facto terminate. Upon the occurrence of such non-performance, there shall be an automatic reversion to Aquatic of any rights, titles and interests that were scheduled to be conveyed to Titan. In such event, the cash deposit of $50,000.00, in whole or in part, paid by Titan pursuant to this Agreement shall be retained by Aquatic, not as a penalty, but as the good-faith agreement of the parties hereto to liquidate their damages in the event Titan fails to perform pursuant to this Agreement.

        G.      OPERATOR.

Century Resources Inc. of Houston Texas shall be designated as the Operator of the Oil and Gas leases and wells drilled pursuant to this Agreement and shall have full control over drilling and other operations at all times.

        H.      OPERATING AGREEMENT:

It is agreed that with the execution of this Agreement by the parties, each shall execute the Operating Agreement (copy attached hereto as Exhibit "B"), and the Operating Agreement shall become effect as of that date as to all operations and other activities conducted on the "Contract Area" described therein. Notwithstanding anything to the contrary contained herein or in the Operating Agreement, in the event of conflict or inconsistency between the terms and provisions of this Agreement and those of the Operating Agreement, it is stipulated that the terms and provisions of this Agreement shall prevail.

        I.      GENERAL PROVISIONS.

                1. RIGHT TO JOIN IN SALE OF INTERESTS TO THIRD PARTIES. Titan and Aquatic agree that if either party should offer any of their interests hereunder for sale to any third parties, they will grant the other party the option of including their interests free of cost in such sales.

                2. PREFERENTIAL RIGHT TO PURCHASE. Subject to the terms of this Agreement, Titan and Aquatic shall each have a recurring preferential right to purchase the other parties interest in

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proposed sale of any interest acquired under this Agreement. Before entering into a sales contract with a purchaser, Aquatic or Titan will promptly give written notice of the proposed sale, describing all relevant details, including a draft of the proposed contract. Each party shall have fifteen (15) days after receipt of the notice within which to elect to contract to purchase or designate an alternate purchaser, on the same terms contained in the notice, or on terms more favorable. If any party fails to notify the selling party of its election within the fifteen (15) day period, or elects not to purchase, the selling party may enter into the proposed contract on the same terms contained in the notice to the other party. If, for any reason, either party does not enter into the proposed contract on the terms contained in the notice and permitted by this Agreement, or if the proposed contract executed terminates, expires or is renegotiated, in whole or in part, the preferential right shall apply again and in accordance with this Agreement and the Operating Agreement. Titan's continued compliance with all terms of this Agreement and the Operating Agreement is a condition to Titan preserving this preferential right to purchase Aquatic's interest offered to a third party.

                3. NO PARTNERSHIP. This Agreement shall not be construed as creating a partnership between the parties hereto or rendering them liable as co-partners or as authorizing any of the parties to act as the agent, servant or employee of the other party hereto for any purpose whatsoever, except to the extent Century Resources Inc. as Operator is authorized to do so under the terms of the Operating Agreement attached as Exhibit"B". The parties liabilities shall be several, not joint or collective.

                4.      TIME IS OF THE ESSENCE OF THIS AGREEMENT.

                5. REPRESENTATIONS BY AQUATIC. Aquatic represents and warrants that the following statements are true and correct at the date hereof and at the Closing Date in all material respects, Aquatic shall perform and comply in all material respects with all covenants and conditions herein required:

                        a. ORGANIZATION AND AUTHORITY. Aquatic Cellulose International Corporation a Nevada corporation is duly organized, in good standing, and qualified to own mineral interests in the state where the Property is located and has the power and authority to carry on its business as presently conducted, to own and hold the Property, to sell the Property and to perform all obligations required by this Agreement.

                6. REPRESENTATIONS BY TITAN. Titan represents to Aquatic that the following statements are true and correct and shall be true at and as of the Closing Date in all material respects, Buyer shall perform and comply in all material respects with all covenants and conditions herein required.

                        a. ORGANIZATION AND AUTHORITY. Titan is a Nevada corporation, in good standing, and qualified to carry on its business in the state where located and has the power and

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authority to carry on its business as presently conducted, to own, purchase and hold the Property, and to perform all obligations required by this Agreement.

                        b. TITAN'S INVESTIGATIONS. Subject to any required consent of third parties, Seller agrees to allow Buyer and its authorized representatives to conduct inspections or investigations on or with respect to the Property without limitation. Buyer agrees that it will hold in trust, keep confidential, and not disclose to any third party or make any use of any confidential information obtained from Seller except to the extent necessary to complete its investigations described herein unless the purchase and sale contemplated herein is accomplished and the Property is transferred to Buyer. TITAN STIPULATES THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT THE PARTIES ARE NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

                7. TITLE. Seller warrants title to the interest being conveyed to Buyer against all persons lawfully claiming, or to claim, all or any portion of the ownership of Aquatic Cellulose International Corp., or the oil and gas leases. Seller will convey to Buyer, to the full extent transferable, the benefit of and the right to enforce title warranties, which Seller is entitled to enforce.

                8. NOTICES. All notices and communications required or permitted under this Agreement shall be in writing, delivered to or sent by U.S. Mail or Express Delivery or Federal Express, postage prepaid, or by prepaid telegram or acknowledged facsimile, addressed as follows:

         Kent Jacobson
         Titan Consolidated Inc.
         3761 Princess Ave
         North Vancouver
         BC V7N 2E6 Canada 604 726-2599

         Sheridan Westgarde
         Aquatics Cellulose International Corporation
         2504- 43rd Street, Suite 5
         Vernon, B.C.
         Canada, V1T 6L1      250-558-4216

                9. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon Seller and Buyer and their respective heirs, successors and assigns. However, no assignment by any party shall relieve any party of any duties or obligations under this Agreement. Specifically, to the extent Titan assigns or transfers any or all of its interest in this Agreement, Titan shall remain liable for all obligations arising under this Agreement to the same extent that it was liable before said assignment or transfer.

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Titan may not assign it interest in this agreement to any party without the express written consent of Aquatic, which consent may be withheld at Aquatic's sole discretion.

                10. HEADINGS FOR CONVENIENCE. The paragraph headings used in this Agreement are inserted for convenience only and shall be disregarded in construing this Agreement.

                11. ENTIRE AGREEMENT. This Agreement and all exhibits hereto, shall constitute the entire contract and agreement of Aquatic and Titan and shall supersede and override any and all prior discussions, correspondence, and agreements between them as to, and only as to, the contemplated operations, promises, and agreements as specifically provided for herein.. Aquatic and Titan agree that as to the matters contemplated and provided for herein, there are no undertakings, obligations, promises, assurances, agreements or conditions, whether precedent or otherwise, except those specifically set forth in this Agreement and in the exhibits attached hereto. Other than as prescribed herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by the Parties.

                12. DISPUTES AND APPLICABLE LAWS. Should any party to this Agreement bring an action, including a lawsuit, against any other party to this Agreement (or any of its directors, officers, employees and agents) to enforce or interpret any term or condition of this Agreement, then the prevailing or substantially prevailing party in such action shall be entitled to recover an amount for reasonable attorneys fees in addition to any costs awarded by judgment. This Agreement shall be governed exclusively by, and construed according to, the laws of the State of Nevada.

                13. NO WAIVER. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether similar or not, nor shall a waiver constitute a continuing waiver or a precedent to make similar waivers in the future. No waiver shall be binding unless executed in writing by the party making the waiver.

                14. SURVIVORSHIP OF PROVISIONS. If, for any reason, any provision or part of this Agreement is determined to be invalid or contrary to, or in conflict with, any existing or future law or regulation as determined finally by a court or agency having competent jurisdiction, then the Parties agree that such provision or part thereof shall be amended and/or modified to the minimum extent necessary to make such provision or part thereof valid or enforceable, unless to do so would alter materially the rights, duties and/or obligations of the Parties hereto. Any such amendment or modification shall not impair the operation or affect the remaining provisions of this Agreement and such remaining provisions will continue to be given full force and effect and bind each party unless the necessary amendment or modification would alter materially the rights, duties and/or obligations of the Parties hereto in which case this Agreement shall terminate unless otherwise agreed by the Parties hereto.

                15. FURTHER ASSURANCES. After Closing, Seller and Buyer agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.

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                16.     THIRD PARTY BENEFICIARIES. There are no third parties
who are intended to be beneficiaries of this Agreement.

                17. CONFIDENTIALITY. Due to the confidentiality of certain \aspects of Aquatic's business, and proprietary nature of certain non public information and data, which is acknowledged by all parties hereto, Titan and its agents will not disclose to any person, without the prior written consent of Aquatic, any confidential information and any information about the proposed transaction, or the terms or conditions or any other facts relating thereto except as directly required in connection with any financing agency. Titan shall keep confidential all information regarding this agreement, contracts, financial, geological, engineering and related information.


IN WITNESS WHEREOF, THIS AGREEMENT SHALL BE EFFECTIVE AS OF JULY 30, 2004.

EXECUTED THIS __30_ DAY OF  JULY, 2004.


AQUATIC CELLULOSE                                      TITAN CONSOLIDATED INC.
INTERNATIONAL CORP.


/s/ Sheridan B. Westgarde                              /s/Kent Jacobson
--------------------------                            -------------------------
Sheridan B. Westgarde, CEO                             Kent Jacobson, President




                                       6
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                                   EXHIBIT "A"

Attached to and made a part of that certain Purchase and Sale Agreement between Aquatic Cellulose International Corporation, and Titan Consolidated Inc. as dated July 30, 2004. Leases owned by Aquatic and subject to this agreement:

        1.      LEASES: PRADO FIELD JIM HOGG COUNTY, TEXAS:

LESSOR                              LESSEE
------                              ------


OIL AND GAS PROPERTY INTERESTS

OIL, GAS AND MINERAL LEASE:

DATE:
LESSOR:

LESSEE:
Land:             1,365. Acres, more or less,
Recorded:         Volume XXX, Page XXX, XX
Amended:          Volume XXX, Page X


SUBSURFACE EASEMENTS

1.       Date:
         Grantor:
         Grantee:
         Land:             Lots
         Recorded:         Volume xxx, Page xxx, DR


                                       A-1
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                                  EXHIBIT "B"

                          (COPY OF OPERATING AGREEMENT)










                                      B-1